EXHIBIT 10.4

LEASE

THIS LEASE is dated as of and with effect from November 1st, 2001.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT. R.S.O. 1990. c. s. 11

BETWEEN:

DEW ENGINEERING AND DEVELOPMENT LIMITED, a

corporation incorporated under the laws of Canada

(the “Landlord”)

- and -

AMERICAN BIOMETRIC COMPANY LIMITED, a

corporation incorporated under the laws of Canada

(the “Tenant”)

WHEREAS in consideration of the rents, covenants, terms and conditions stipulated herein the Landlord and the Tenant have agreed to enter into this Lease for the premises (the “Premises”) being the entire second floor of the building (the “Building”) currently occupied by the Tenant located at the property municipally known as 3429 Hawthorne Road, Ottawa, Ontario, which Premises consist of a rentable area of approximately 5,000 square feet of office space, together with the assembly and storage areas currently used by the Tenant, all as are set out on Schedule “A” hereto.

1.    GRANT OF LEASE

(1)  The Landlord leases the Premises to the Tenant:

(a)  at the Rent set forth in Section 2;

(b)  for the term set forth in Section 3; and

(c)  subject to the conditions and in accordance with the covenants, obligations and agreements herein.

(2)  The Tenant acknowledges having previously occupied and inspected the Premises and has determined that they are satisfactory for the Tenant’s purposes. The Tenant acknowledges that the Landlord has made no representation or warranty in connection with the Premises, except as set out in this Lease, and the Tenant leases the Premises from the Landlord on an as is where is basis.

(3)  The Landlord hereby grants to the Tenant, its agents, employees, invitees and other persons transacting business with it, in common and with all others entitled thereto, a license to use the common facilities of the Building as designated by the Landlord, which the Tenant acknowledges consists solely of the use of the parking lot as contemplated in Section 4(3), the use of the first floor lunch room in the Building as contemplated in Section 4(5), the entrance to the Building and stairway to the Premises; provided however, that such use shall be subject to all other provisions contained in this Lease and to the Landlord’s rules and regulations referred to in Section 14.

(4)  The Landlord hereby represents and warrants that:

(a)  it is the legal owner of the Building;

(b)  it has the full right and authority to lease the Premises to the Tenant in accordance with the terms and conditions contained in this Lease;

(c)  the Landlord is not a party to any lease or agreement with any other party to the Premises, and the Premises are not subject to any other agreement which would have the effect of obliging the Landlord to lease or grant any right to use the Premises to any other party; and

(d)  the Premises are in good order and condition.

2.    RENT AND SERVICES

(1)  Rent means the amounts payable by the Tenant to the Landlord pursuant to this Section and includes Additional Rent.

(2)  The Tenant covenants to pay to the Landlord during the Term of this Lease rent as follows:

(a)  an annual base rent of CDN$1.00, payable annually in advance; and

(b)  all sums required by this Lease to be paid by it and agrees that all amounts payable by the Tenant to the Landlord or any other party pursuant to the provisions of this Lease shall be deemed to be additional rent (“Additional Rent”) whether or not specifically designated as such in this Lease.

(3)  (a)  The Tenant promises to pay its proportionate share of the following expenses related to the Building and the Premises as Additional Rent, which the parties hereby agree shall be fixed for the Term at a total sum of CDN$2,000 per month:

(i)  utilities (including, but not limited to, gas, electricity, water, heat and air-conditioning);

(ii)  services supplied to the Building, provided that this does not in any way oblige the Landlord to provide any services, unless otherwise agreed in this Lease. For greater certainty, the Tenant is responsible for its own communication systems, including telephone and computer systems;

(iii)  property taxes and rates, duties and assessments, relating to the real property on which the Building is situated;

(iv)  cleaning and maintenance; and

(v)  sales tax, and any other taxes imposed on the Landlord respecting the Additional Rent.

(b)  Notwithstanding the foregoing, the Tenant shall also be responsible for payment of any and all business taxes and license fees, and all other charges, impositions, costs and expenses of every nature and kind whatsoever arising out of or relating to the Tenant’s use of the Premises and the conduct of the Tenant’s business.

(c)  The Tenant hereby agrees to indemnify and protect the Landlord from any liability accruing to the Landlord in respect of the expenses of the Tenant as provided for herein.

(d)  If the Tenant fails to make any of the payments required by this Lease, including, but not limited to, those contemplated in Section 2(3)(b) above, then the Landlord may make such payments and charge to the Tenant as Additional Rent the amounts paid by the Landlord and if such charges are not paid by the Tenant forthwith upon written demand, the Landlord shall be entitled to the same remedies and may take the same steps for recovery of the unpaid charges as in the event of Rent in arrears.

(e)  The Landlord covenants to provide the services described in Section 2(3)(a), other than those services specifically excluded pursuant to Section 2(3)(a)(ii), to the Tenant at no cost other than the CDN$2,000 per month contemplated therein.

(4)  In addition to the amount due from the Tenant to the Landlord pursuant to Section 2(3) above, if the Tenant enjoys the use of the first floor lunch room in the Building, as contemplated in Section 4(5), the Tenant shall pay to the Landlord an additional CDN$400 per month as Additional Rent and if such charge is not paid, the Landlord shall be entitled to the same remedies and may take the same steps for recovery of the unpaid charges as in the event of Rent in arrears.

(5)  All sums payable by the Tenant pursuant to this Section 2 shall be paid monthly in advance on or before the 1st day of each month.

(6)  All Rent in arrears and all sums paid by the Landlord for expenses incurred which should have been paid by the Tenant shall bear interest from the date payment was due, or made, or expense incurred at a rate per annum equal to the prime commercial lending rate of the Landlord’s bank plus two percent (2%). The Tenant shall pay such interest without prejudice and in addition to any other remedy available to the Landlord under this Lease or at law.

(7)  The Tenant acknowledges and agrees that the payments of Rent provided for in this Lease shall be made without any deduction for any reason whatsoever unless expressly allowed by the terms of this Lease or agreed to by the Landlord in writing and no partial payment by the Tenant which is accepted by the Landlord shall be considered as other than a partial payment on account of Rent owing and shall not prejudice the Landlord’s right to recover any Rent owing.

(8)  The Tenant shall pay to the Landlord the amount of all taxes owing pursuant to the Excise Tax Act (Canada) or similar legislation in force from time to time during the Term with respect to Rent at the time that Rent is due and payable to the Landlord under this Lease.

3.    TERM AND POSSESSION

(1)  The Tenant shall have possession of the Premises for a term of two (2) years, commencing on the 1st day of November, 2001 and ending on the 31st day of October, 2003 (the “Term”).

(2)  Subject to the Landlord’s rights under this Lease and as long as the Lease is in good standing, the Landlord covenants that the Tenant shall have quiet enjoyment of the Premises during the Term of this Lease without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming through the Landlord.

4.    USE

(1)  During the Term of this Lease the Premises shall not be used for any purpose other than as the Tenant’s offices, with the primary purpose of carrying out its business activities, namely the business of creating and supplying software and hardware products for user authentication and management of digital identities in information network, through biometrics, smart cards, tokens, passwords and other identifying factors, including (without restriction) enterprise authentication, web authentication, enabling technologies to integrate authentication into other application and authentication devices (the “Business”).

(2)  The Tenant shall not do or permit to be done anything at the Premises, which may:

(a)  constitute a nuisance;

(b)  cause damage to the Premises;

(c)  cause injury or annoyance to occupants of neighbouring premises;

(d)  make void or voidable any insurance upon the Premises; or

(e)  constitute a breach of any by-law, statute, order or regulation of any municipal, provincial or other competent authority relating to the Premises;

provided that the Landlord acknowledges that the carrying on of the Business by the Tenant, in the manner as it is currently conducted, or as currently contemplated to be conducted by the Tenant, does not constitute a breach of this Section 4(2).

(3)  The Tenant covenants that at any time, no more than 45 of its employees, contractors and agents shall use and occupy the Premises.

(4)  The Landlord hereby grants to the Tenant, its agents, employees, invitees and other persons transacting business with it, in common with all others entitled thereto, a license to have the use of the parking lot adjacent to the Premises, including the entrances and exits thereto. Specifically, the Tenant shall be entitled to use the thirty (30) parking spaces on such parking lot designated for use by the Tenant; provided however that such use shall be subject to all other provisions contained in this Lease and to the Landlord’s rules and regulations referred to in Section 14 of this Lease.

(5)  In the event the operation of the parking lot for the Premises causes the Landlord to incur any cost in addition to costs which the Landlord currently incurs in connection with the ownership of the lands which comprise the parking lot and Premises including, without limitation,

(a)  any increase in the Landlord’s insurance premiums for public liability; or

(b)  any increase in realty taxes,

the Tenant shall reimburse the Landlord for the amount of such additional costs as Additional Rent forthwith upon written demand.

(6)  The Tenant may elect, on ten (10) days written notice to the Landlord, to use the first floor lunch room in the Building. Upon receipt of such notice, the Landlord shall grant to the Tenant, its agents, employees, invitees and other persons, transacting business with it, in common with all others entitled thereto, a license to use such lunch room. If the Tenant requests the use of such lunch room, the Tenant shall pay the Landlord the Additional Rent for the use for the lunch room as set out in Section 2(4) of this Lease. If at any time thereafter the Tenant ceases to use such lunch room, it shall provide written notice to the Landlord, and thereafter, commencing on the 1st day of the next month, the Tenant shall cease to use the lunch room and shall no longer be required to pay to the Landlord the Additional Rent contemplated in Section 2(4).

(7)  The Tenant shall not post any signs, displays, or advertising materials at or upon the Premises, without obtaining the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed. The Tenant shall remove any signs, displays, advertising or other material which, in the opinion of the Landlord, acting reasonably, is not appropriate or is the subject of complaint. The Tenant shall bear the cost of installing, maintaining, changing and removing all signs.

5.    ASSIGNMENT

(1)  The Tenant shall not assign this Lease or sublet the whole or any part of the Premises without the consent of the Landlord in writing, which consent shall not be unreasonably withheld or delayed. The Tenant hereby waives its right to the benefit of any present or future statute, rule or regulation of the legislature of the Province of Ontario which would allow the Tenant to assign this Lease or Sublet the Premises without the Landlord’s consent.

(2)  The consent of the Landlord to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting.

(3)  Any consent granted by the Landlord shall be conditional upon the assignee, sublessee or occupant executing a written agreement directly with the Landlord agreeing to be bound by all of the terms of this Lease as if the assignee, sublessee or occupant had originally executed this Lease as Tenant.

(4)  Notwithstanding the foregoing, the Landlord’s consent shall not be required for an assignment of this Lease by the Tenant to an affiliated body corporate of the Tenant (as that term is defined in the Canada Business Corporation Act) pursuant to or necessitated by a corporate reorganization, amalgamation, arrangement or similar transaction relating to the Tenant; provided that following such assignment and for the remainder of the Term the assignee of this Lease would continue to carry on the Business as it is currently conducted or as currently contemplated to be conducted by the Tenant at the Premises and the individuals carrying on such Business at the Premises remains substantially unchanged.

6.    REPAIR, MAINTENANCE AND OPERATION

(1)  The Tenant covenants that during the Term of this Lease, provided the Premises are in good order and condition at the commencement of the Term, it shall maintain the Premises in good order and condition, including all alterations and additions made thereto and shall, with or without notice, promptly make all needed repairs and all necessary replacements as would a prudent owner; provided that the Tenant shall not be liable to effect repairs attributable to damage caused by fire, lightening or storm.

(2)  The Tenant shall permit the Landlord or a person authorized by the Landlord to, at reasonable times during normal business hours, enter the Premises to examine the condition thereof and to view the state of repair, and

(a)  if upon examination maintenance or repairs are found to be reasonably necessary, written notice of the maintenance or repairs required shall be given to the Tenant by or on behalf of the Landlord and the Tenant shall make the necessary maintenance or repairs within a reasonable time specified in the notice, and

(b)  if the Tenant refuses or neglects to keep the Premises in good maintenance and repair the Landlord may, but shall not be obliged to, make any reasonably necessary maintenance or repairs, and shall be permitted to enter the Premises, by itself, its servants or agents, for the purpose of effecting the maintenance or repairs without being liable to the Tenant for any loss, damage or inconvenience to the Tenant in connection with the Landlord’s entry and maintenance or repairs, and the Tenant shall pay the costs of such maintenance or repairs immediately as Additional Rent. In exercising its rights under this paragraph, the Landlord shall take reasonable efforts to minimize the interference with the conduct of the Tenant’s Business.

(3)  Upon the expiry of the Term or other determination of this Lease the Tenant agrees to peaceably surrender the Premises, including any alterations or additions made thereto, to the Landlord in a state of good repair, reasonable wear and tear excepted.

(4)  The Tenant shall immediately give written notice to the Landlord of any substantial damage that occurs to the Premises from any cause.

7.    ALTERATIONS AND ADDITIONS

(1)  If the Tenant, during the Term of this Lease, desires to make any alterations or additions to the Premises, the Tenant may do so at its sole cost and expense if the Tenant satisfies the following conditions:

(a)  The Tenant shall not proceed to make any alteration or addition unless the Landlord has approved the plan for such alteration or addition in writing, acting reasonably.

(b)  Any and all alterations or additions to the Premises effected by the Tenant shall comply with the plans approved by the Landlord, acting reasonably, and with all applicable building code standards, site plan agreements, if any, and by-laws of the City of Ottawa.

(c)  At the expiration of the Term of the Lease, the Tenant shall, if required by the Landlord, remove any alteration or addition at the Tenant’s sole cost and expense and shall reinstate the Premises to the condition in which they were at the commencement date of the Lease.

(d)  Notwithstanding the foregoing, provided the Tenant is not in default upon the expiration or sooner termination of the Term, and at any time during the Term, the Tenant shall be entitled to remove its trade fixtures, provided that it repairs any damage to the Premises which may be caused by installation or removal of same and restores the Premises to the condition existing prior to their annexation and leaves the Premises in a neat and tidy condition, all of which the tenant hereby covenants to do.

8.    INSURANCE

(1)  The Landlord shall, at its own expense, effect and maintain during the Term, “all risks” property insurance covering the Building on a full replacement cost basis and any such other coverage as the Landlord may consider necessary.

(2)  The Tenant shall, at its own expense, effect and maintain during the Term and such other times as the Tenant is in occupation or possession of the Premises or any part thereof:

(a)  comprehensive insurance of the type commonly called general public liability, which shall include coverage for personal injury, broad blanket contractual liability, owner’s protective liability, all risks tenant’s legal liability, bodily injury, death and property damage, all on an occurrence basis with respect to the business carried on in the Premises and the Tenant’s use and occupancy of the Premises and its use of the common facilities, with coverage for any one occurrence or claim of not less than CDN$5,000,000 and which policy shall name the Landlord and its directors, officers, agents and employees as additional named insureds;

(b)  “all risks” property insurance covering the Tenant’s property, trade fixtures, furniture and equipment in the Premises on a full replacement cost basis;

(c)  and insurance against such other perils and such amounts as the Landlord may from time to time reasonably require upon not less than 60 days’ notice, such requirement to be made on the basis that the required insurance is customary at the time in the City of Ottawa for tenants of buildings similar to the Building.

(3)  All insurance required to be maintained by the Tenant hereunder shall be on terms and with insurers to which the Landlord has no reasonable objection. The Tenant shall furnish to the Landlord certified copies of the policies of insurance and documentation respecting their renewal and continuation in force, from time to time on request of the Landlord.

9.    DAMAGES TO THE PREMISES

(1)  If the Premises or the Building are damaged or destroyed, in whole or in part, by fire or other peril, then the following provisions shall apply:

(a)  If the damage or destruction renders the Premises unfit for occupancy and impossible to repair using reasonable diligence within 120 days from the happening of such damage or destruction, then the Term hereby granted shall cease from the date the damage or destruction occurred, and the Tenant shall immediately surrender the remainder of the Term and give possession of the Premises to the Landlord, and the Rent from the time of surrender shall abate.

(b)  If the Premises can with reasonable diligence be repaired and rendered fit within 120 days from the happening of the damage or destruction, but the damage renders the Premises wholly unfit for occupancy, then the Rent hereby reserved shall not accrue after the day that such damage occurred, or while the process of repair is going on, the Landlord shall repair the Premises with reasonable speed and the Tenant’s obligation to pay Rent shall resume immediately after the necessary repairs have been completed.

(c)  If the Premises can be repaired within 120 days as aforesaid, but the damage is such that the Premises are capable of being partially used, then until such damage has been repaired, the Tenant shall continue in possession and the Rent shall abate proportionately.

(2)  Any question as to the degree of damage or destruction or the period of time required to repair or rebuild shall be determined by an architect or other qualified assessor retained by the Landlord.

(3)  Apart from the provisions of this Section 9 there shall be no abatement from or reduction of the Rent payable by the Tenant, nor shall the Tenant be entitled to claim against the Landlord for any damages, general or special, caused by fire or sprinkler systems, from any cause whatsoever.

10.    INDEMNITY BY TENANT

(1)  The Tenant shall indemnify and save harmless the Landlord and its directors, officers, agents and employees against and from any and all expenses, costs, damages, suits, actions or liabilities arising or growing out of any default by the Tenant in the performance of its obligations under this Lease and from all claims and demands of every kind and nature made by any person or persons to or against the Landlord and/or its directors, officers, agents and employees, for all and every manner of costs, damages or expenses incurred by or injury or damage to such person or persons or his, her or their property, which claims or demands may arise howsoever out of the use and occupation of the Premises and Building by the Tenant or any subtenant, occupant or parking sub-licensee authorized by the Tenant or by any assignee or sublessee thereof or any of the above-mentioned or his, her or their servants, agents, assistants, employees, invitees or other persons entering onto the Premises, and from all costs, counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon.

(2)  The Landlord shall indemnify and save harmless the Tenant and its directors, officers, agents and employees against and from any and all expenses, costs, damages, suits, actions or liabilities arising or growing out of any default by the Landlord in the performance of its obligations under this Lease and from all claims and demands of every kind and nature made by any person or persons to or against the Tenant and/or its directors, officers, agents and employees, for all and every manner of costs, damages or expenses incurred by or injury or damage to such person or persons or his, her or their property, which claims or demands may arise howsoever out of the negligent acts or omissions of the Landlord or by any assignee of the Landlord or its servants, agents, assistants, employees, invitees or other persons entering onto the Building or Premises with the consent of the Landlord, and from all costs, counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon.

11.    RELEASE OF LANDLORD BY TENANT

The Tenant agrees that neither the Landlord, nor its directors, officers, agents and employees or any others for whom the Landlord is at law responsible shall be liable to any extent for any personal injury or death of, or loss or damage to any property belonging to any person using the Premises.

12.    ACTS OF DEFAULT AND LANDLORD’S REMEDIES

(1)  An “Act of Default” has occurred when:

(a)  the Tenant has failed to pay Rent when it is due regardless of whether demand for payment has been made or not;

(b)  the Tenant has breached his covenants or failed to perform any of his obligations under this Lease; and

(i)  the Landlord has given notice specifying the nature of the default and the steps required to correct it; and

(ii)  the Tenant has failed to correct the default as required by the notice within ten (10) days of receipt by the Tenant of such notice;

(c)  the Tenant has:

(i)  become bankrupt or insolvent or made an assignment for the benefit of creditors;

(ii)  had its property seized or attached in satisfaction of a judgment;

(iii)  had a receiver appointed;

(iv)  committed any act or neglected to do anything with the result that a construction lien or other encumbrance is registered against the Premises or any other of the Landlord’s property, and such construction lien or other encumbrance has not been removed within thirty (30) days of it being registered against the Premises or any other of the Landlord’s property, as the case may be;

(v)  without the consent of the Landlord, made or entered into an agreement to make a sale of its assets to which the Bulk Sales Act applies; or

(vi)  taken any action with a view to winding up, dissolution or liquidation of its business or affairs;

(d)  any insurance policy is cancelled or not renewed by reason of the use or occupation of the Premises, or by reason of non-payment of premiums; or

(e)  the Premises are used by any other person or persons, or for any other purpose than as provided for in this Lease without the written consent of the Landlord.

(2)  When an Act of Default on the part of the Tenant has occurred:

(a)  the current month’s Rent shall become due and payable immediately; and

(b)  the Landlord shall have the right to terminate this Lease and to re-enter the Premises and deal with them as it may choose.

(3)  If, because an Act of Default has occurred, the Landlord exercises his right to terminate this Lease and re-enter the Premises prior to the end of the Term, the Tenant shall nevertheless be liabile for payment of Rent and all other amounts payable by the Tenant in accordance with the provisions of this Lease until the Landlord has re-let the Premises or otherwise dealt with the Premises in such manner that the cessation of payments by the Tenant will not result in loss to the Landlord, and the Tenant agrees to be liable to the Landlord, until the end of the Term of this Lease for payment of any difference between the amount of Rent hereby agreed to be paid for the Term hereby granted and the Rent any new tenant pays to the Landlord.

(4)  If, when an Act of Default has occurred, the Landlord chooses not to terminate the Lease and re-enter the Premises, the Landlord shall have the right to take any and all necessary steps to rectify any or all Acts of Default of the Tenant and to charge the costs of such rectification to the Tenant and to recover the costs as Additional Rent.

(5)  Notwithstanding any other provision of this Lease (including Section 12(2) hereof), if an Act of Default has occurred as a result of the Tenant having failed to pay Rent, then the Landlord shall not have the right to terminate the Lease and re-enter the Premises. The foregoing is without prejudice to any other rights and remedies available to the Landlord under this Lease or at law.

(6)  If, when an Act of Default has occurred, the Landlord chooses to waive his right to exercise the remedies available to him under this Lease or at law the waiver shall not constitute condemnation of the Act of Default, nor shall the waiver be pleaded as an estoppel against the Landlord to prevent his exercising his remedies with respect to a subsequent Act of Default. No covenant, term, or condition of this Lease shall be deemed to have been waived by the Landlord unless the waiver is in writing and signed by the Landlord.

13.    SUBORDINATION AND POSTPONEMENT

(1)  This Lease and all the rights of the Tenant under this Lease are subject and subordinate to any and all charges against the land, buildings or improvements of which the Premises form part, whether the charge is in the nature of a mortgage, trust deed, lien or any other form of charge arising from the financing or refinancing, including extensions or renewals, of the Landlord’s interest in the property.

(2)  Upon the request of the Landlord the Tenant will execute any form required to subordinate this Lease and the Tenant’s rights to any such charge, and will, if required, attorn to the holder of the charge.

(3)  No subordination by the Tenant shall have the effect of permitting the holder of any charge to disturb the occupation and possession of the Premises by the Tenant as long as the Tenant performs his obligations under this Lease.

14.    RULES AND REGULATIONS

The Tenant agrees on behalf of itself and all persons entering the Premises with the Tenant’s authority or permission to abide by the reasonable rules and regulations that form part of this Lease and are attached hereto as Schedule “B” and such further reasonable rules and regulations as the Landlord may make from time to time.

15.    NOTICE

(1)  Any notice required or permitted to be given by one party to the other pursuant to the terms of this Lease may be given

To the Landlord at:

3429 Hawthorne Road
Ottawa, Ontario
K1G 4G2
Telephone: (613) 736-5100
Facsimile: (613) 736-1348
Attention: Clair McCann, CFO

To the Tenant at the Premises or at:

3429 Hawthorne Road
Ottawa, Ontario
K1G 4G2
Telephone: (613) 736-5100
Facsimile: (613) 736-1742
Attention: President

(2)  The above addresses may be changed at any time by giving ten (10) days written notice to the other party.

(3)  Any notice given by one party to the other in accordance with the provisions of this Lease shall be deemed conclusively to have been received on the date delivered if the notice is served personally or seventy-two (72) hours after mailing if the notice is mailed.

16.    REGISTRATION

The Tenant shall not at any time register notice of or a copy of this Lease on title to the property of which the Premises form part without the prior written consent of the Landlord.

17.    INTERPRETATION

(1)  The words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender, and words importing persons shall include firms and corporations and vice versa.

(2)  Unless the context otherwise requires, the word “Landlord” and the word “Tenant” wherever used herein shall be construed to include the executors, administrators, successors and assigns of the Landlord and Tenant, respectively.

(3)  Time shall be of the essence of this Lease.

(4)  This Lease contains all of the terms and conditions of the agreement between the Landlord and the Tenant relating to the matters herein provided and supersedes all previous agreements or representations of any kind, written or spoken, made by anyone in reference thereto.

(5)  This Lease shall be governed by the laws applicable in the Province of Ontario.

In witness of the foregoing covenants the Landlord and the Tenant have executed this Lease.

DEW ENGINEERING AND COMPANY DEVELOPMENT LIMITED		AMERICAN BIOMETRIC LIMITED

By:	/s/ W.R. RORECHE	By:	/s/ MARSHALL SANGSTER
	W. Roreche President		Marshall Sangster President

SCHEDULE A

PREMISES

[FLOORPLAN]

1

SCHEDULE B

RULES AND REGULATIONS

1.  The sidewalk, entry passages, elevators, fire escapes, common stairways and common facilities shall not be obstructed by the Tenant or used by them for any other purpose other than for ingress and egress to and from the Premises. The Tenant will not place or allow to be placed in the Premises corridors or public stairways any waste paper, dust, garbage, refuse or anything whatever that would tend to make them unclean or untidy.

2.  The skylights and windows that reflect or admit light into passageways and common facilities of the Premises shall not be covered or obstructed by the Tenant, and no awnings shall be put up, without the written consent of the Landlord.

3.  The water-closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant. The Tenant shall not let the water run unless in actual use, nor shall they deface any part of the common facilities or the Premises.

4.  The Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which will in any way increase the risk of fire, or obstruct or interfere with the Landlord’s use of or rights in respect of those areas and buildings located at the Landlord’s property municipally known as 3429 Hawthorne Road, Ottawa, Ontario that have not been leased to the Tenant, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department or the Board of Health of the City of Ottawa.

5.  Nothing shall be thrown by the Tenant, its clerks or servants, out of windows or doors, or down the passages, elevator shafts or skylights of the Building.

6.  No birds or animals shall be kept in or about the Premises nor shall the Tenant operate, or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside such premises.

7.  The Tenant shall not use the Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes, nor shall the Tenant permit any cooking on the Premises.

8.  Any injury or damage caused to the common facilities or the Premises or heating and other applicances by the Tenant’s interference with or neglect of the heating appliances, or any other person or servant subject to the Tenant, shall be made good by the Tenant.

9.  It shall be the duty of the Tenant to assist and co-operate with the Landlord in preventing injury to the Premises.

2

10.  No inflammable oils or other inflammable, dangerous or explosive materials shall be kept or permitted to be kept in the Premises. Nothing shall be placed on the outside of window sills or projections.

11.  Business machines, filing cabinets, heavy merchandise or other articles liable to overload, injure or destroy any part of the Premises shall not be taken into it without the written consent of the Landlord and the Landlord shall in all cases retain the right to prescribe the weight and proper position of all such articles and the ways, means and times and routes for moving them into or out of the Building; the cost of repairing any damage done to the Premises by such moving or by keeping any such articles on any premises shall be paid by the tenant causing such damage.

12.  The Tenant shall not place any additional lock upon any door of the Building without the written consent of the Landlord.

13.  The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air-conditioning, mechanical or electrical apparatus or any other part of the Premises.

14.  The parking of cars or bicycles in the parking areas shall be subject to the reasonable regulations of the Landlord or of those operating the same.

15.  The Landlord shall have the right to make such other and further reasonable rules and regulations, not inconsistent with the provisions of this Lease, as in its reasonable judgment may from time to time be necessary for the safety, care, cleanliness and appearance of the Premises and for the preservation of good order therein, and the same shall be kept and observed by the Tenant, their clerks and servants.

3